Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Amendment No.1 to the Registration Statement (Form S-3 No. 333-232281) of Arcturus Therapeutics Holdings Inc. and to the incorporation by reference therein of our report dated May 14, 2018, with respect to the consolidated financial statements of Arcturus Therapeutics Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
June 25, 2019	A member of Ernst & Young global